Filed pursuant to Rule 433(d)
Registration Statement No. 333-130694

Term Sheet

$1,357,193,000
Approximately

Morgan Stanley ABS Capital I Inc.
Series 2006-NC3

Mortgage Pass-Through Certificates

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412105001150/0000914121-05-001150.txt

IMPORTANT NOTICE RELATING TO AUTOMATICALLY
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Approximately $1,357,193,000
Morgan Stanley ABS Capital I Inc. Series 2006-NC3

Morgan Stanley ABS Capital I Inc.
Depositor

HomEq Servicing Corporation
Servicer

Transaction Highlights

Offered Classes	Description	Original Class Certificate Balance(4)	Expected Ratings (S&P / Fitch / Moody’s)	Avg Life to Call(1)/Mty(2)	Modified Duration To Call(1)(3) / Mty (2)(3)	Payment Window To Call(1) / Mty(2)	Initial Subordination Level	Benchmark
A-1	Floater	426,670,000	AAA/AAA/Aaa	2.42 / 2.64	2.16 / 2.28	1 - 89 / 1 - 200	20.25%	1 Mo. LIBOR
A-2a	Floater	340,600,000	AAA/AAA/Aaa	0.80 / 0.80	0.78 / 0.78	1 - 20 / 1 - 20	20.25%	1 Mo. LIBOR
A-2b	Floater	104,800,000	AAA/AAA/Aaa	2.00 / 2.00	1.89 / 1.89	20 - 29 / 20 - 29	20.25%	1 Mo. LIBOR
A-2c	Floater	149,625,000	AAA/AAA/Aaa	3.50 / 3.50	3.16 / 3.16	29 - 65 / 29 - 65	20.25%	1 Mo. LIBOR
A-2d	Floater	97,605,000	AAA/AAA/Aaa	6.87 / 8.39	5.70 / 6.60	65 - 89 / 65 - 200	20.25%	1 Mo. LIBOR
M-1	Floater	54,035,000	AA+/AA+/Aa1	5.05 / 5.59	4.34 / 4.66	42 - 89 / 42 - 167	16.40%	1 Mo. LIBOR
M-2	Floater	44,912,000	AA/AA/Aa2	5.00 / 5.52	4.30 / 4.61	40 - 89 / 40 - 159	13.20%	1 Mo. LIBOR
M-3	Floater	25,263,000	AA-/AA/Aa3	4.98 / 5.47	4.27 / 4.57	40 - 89 / 40 - 151	11.40%	1 Mo. LIBOR
M-4	Floater	22,456,000	A+/A+/A1	4.96 / 5.43	4.25 / 4.53	39 - 89 / 39 - 146	9.80%	1 Mo. LIBOR
M-5	Floater	21,754,000	A/A/A2	4.96 / 5.40	4.24 / 4.51	39 - 89 / 39 - 140	8.25%	1 Mo. LIBOR
M-6	Floater	20,351,000	A-/A-/A3	4.94 / 5.35	4.21 / 4.46	38 - 89 / 38 - 134	6.80%	1 Mo. LIBOR
B-1	Floater	18,947,000	BBB+/BBB+/Baa1	4.93 / 5.30	4.15 / 4.37	38 - 89 / 38 - 126	5.45%	1 Mo. LIBOR
B-2	Floater	16,140,000	BBB/BBB/Baa2	4.93 / 5.23	4.14 / 4.31	37 - 89 / 37 - 118	4.30%	1 Mo. LIBOR
B-3	Floater	14,035,000	BBB-/BBB-/Baa3	4.92 / 5.12	4.00 / 4.12	37 - 89 / 37 - 109	3.30%	1 Mo. LIBOR

Notes:
(1)	Certificates are priced to the 10% optional clean-up call.
(2)	Based on the pricing prepayment speed. See details below.
(3)	Assumes pricing at par.
(4)	Bond sizes subject to a variance of plus or minus 5%.

Issuing Entity:	Morgan Stanley ABS Capital I Inc. Trust 2006-NC3.

Depositor:	Morgan Stanley ABS Capital I Inc.

Responsible Party:	NC Capital Corporation

Servicer:	HomEq Servicing Corporation

Swap Counterparty:	Morgan Stanley Capital Services Inc.

Trustee and Swap Administrator:	Deutsche Bank National Trust Company

Manager:	Morgan Stanley & Co. Incorporated

Rating Agencies:	Standard & Poor’s, Moody’s Investors Service and Fitch Ratings.

Offered Certificates:	The Class A-1, A-2a, A-2b, A-2c, A-2d, M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates.

Class A Certificates:	The Class A-1, A-2a, A-2b, A-2c and A-2d Certificates.

Group I Class A Certificates:	The Class A-1 Certificates.

Group II Class A Certificates:	The Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Class A Certificate Group:	The Group I Class A Certificates and Group II Class A Certificates, as applicable.

Expected Closing Date:	April 28, 2006 through DTC and Euroclear or Clearstream. The Certificates will be sold without accrued interest.

Cut-off Date:	April 1, 2006

Distribution Dates:	The 25th of each month, or if such day is not a business day, on the next business day, beginning May 25, 2006.

Final Scheduled Distribution Date:	For all Offered Certificates, the Distribution Date occurring in March 2036.

Minimum Denomination:	The Offered Certificates will be issued and available in denominations of $25,000 and integral multiples of $1 in excess of $25,000.

Due Period:
For any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day of the calendar month in which that Distribution Date occurs.

Interest Accrual Period:
The interest accrual period for the Offered Certificates with respect to any Distribution Date will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to the current Distribution Date (on an actual/360 day count basis).

The Mortgage Loans:	The Trust will consist of approximately $1,403.5 million of adjustable- and fixed-rate sub-prime residential, first-lien and second-lien mortgage loans.

Group I Mortgage Loans:
Approximately $535.0 million of Mortgage Loans with original principal balances that conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Group II Mortgage Loans:
Approximately $868.5 million of Mortgage Loans with original principal balances that may or may not conform to the original principal balance limits for one- to four-family residential mortgage loan guidelines for purchase by Fannie Mae and Freddie Mac.

Pricing Prepayment Speed:
•  Fixed Rate Mortgage Loans: CPR starting at approximately 4% CPR in month 1 and increasing to 23% CPR in month 16 (19%/15 increase for each month), and remaining at 23% CPR thereafter
•  ARM Mortgage Loans: 28% CPR

Credit Enhancement:
The Offered Certificates are credit enhanced by:
1)  Net monthly excess cashflow from the Mortgage Loans after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement,
2)  3.30% overcollateralization (funded upfront). On and after the Stepdown Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 6.60% of the aggregate principal balance of the Mortgage Loans as of the last day of the applicable Due Period, subject to a 0.50% floor, based on the aggregate principal balance of the Mortgage Loans as of the cut-off date, and
3)  Subordination of distributions on the more subordinate classes of certificates (if applicable) to the required distributions on the more senior classes of certificates.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Certificate Balance of the subordinate certificates (together with any overcollateralization and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Stepdown Date:
The later to occur of:
(x)  The earlier of:
(a)  The Distribution Date occurring in May 2009; and
(b)  The Distribution Date on which the aggregate balance of the Class A Certificates is reduced to zero; and
(y)  The first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans on the last day of the related Due Period but prior to principal distributions to the certificates on the applicable Distribution Date) is greater than or equal to approximately 40.50%.

Trigger Event:	Either a Delinquency Trigger Event or a Cumulative Loss Trigger Event.

Delinquency Trigger Event:
A Delinquency Trigger Event is in effect on any Distribution Date if on that Distribution Date the 60 Day+ Rolling Average (the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent) equals or exceeds a given percentage of the prior period’s Enhancement Percentage to the bond specified below:

Class A Certificates remain outstanding 39.50% of the Senior Enhancement Percentage

On and after Class A pays off 48.75% of the Class M-1 Enhancement Percentage

Cumulative Loss Trigger Event:
A Cumulative Loss Trigger Event is in effect on any Distribution Date if the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

Months 25- 36	1.250% for the first month, plus an additional 1/12th of 1.600% for each month thereafter (e.g., 2.050% in Month 31)
Months 37- 48	2.850% for the first month, plus an additional 1/12th of 1.600% for each month thereafter (e.g., 3.650% in Month 43)
Months 49- 60	4.450% for the first month, plus an additional 1/12th of 1.350% for each month thereafter (e.g., 5.125% in Month 55)
Months 61- 72	5.800% for the first month, plus an additional 1/12th of 0.700% for each month thereafter (e.g., 6.150% in Month 67)
Months 73- 84	6.500% for the first month, plus an additional 1/12th of 0.050% for each month thereafter (e.g., 6.525% in Month 79)
Months 85- thereafter	6.550%

Initial Subordination Percentage:	Class A:	20.25%
	Class M-1:	16.40%
	Class M-2:	13.20%
	Class M-3:	11.40%
	Class M-4:	9.80%
	Class M-5:	8.25%
	Class M-6:	6.80%
	Class B-1:	5.45%
	Class B-2:	4.30%
	Class B-3:	3.30%

Optional Clean-up Call:	When the current aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the cut-off date.

Step-up Coupons:
For all Offered Certificates the coupon will increase after the optional clean-up call date, should the call not be exercised. The applicable fixed margin will increase by 2x on the Class A Certificates and by 1.5x on all other Certificates after the first distribution date on which the Optional Clean-up Call is exercisable.

Group I Class A Certificates Pass-Through Rate:
The Class A-1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group I Cap and (iii) the WAC Cap.

Group II Class A Certificates Pass-Through Rate:
The Class A-2a, A-2b, A-2c and A-2d Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Loan Group II Cap and (iii) the WAC Cap.

Class M-1 Pass-Through Rate:
The Class M-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-2 Pass-Through Rate:
The Class M-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-3 Pass-Through Rate:
The Class M-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-4 Pass-Through Rate:
The Class M-4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-5 Pass-Through Rate:
The Class M-5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M-6 Pass-Through Rate:
The Class M-6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-1 Pass-Through Rate:
The Class B-1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-2 Pass-Through Rate:
The Class B-2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B-3 Pass-Through Rate:
The Class B-3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [] bps ([] bps after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap:
For any Distribution Date, the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group I Cap:
For any Distribution Date, the weighted average of the interest rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Loan Group II Cap:
For any Distribution Date, the weighted average of the interest rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

Swap Payment Rate
For any Distribution Date, a fraction, the numerator of which is any Net Swap Payment or swap termination payment owed to the Swap Counterparty (other than any Defaulted Swap Termination Payment) for such Distribution Date and the denominator of which is the Stated Principal Balance of the Mortgage Loans at the beginning of the related due period, multiplied by 12.

Group I Class A Basis Risk Carry Forward Amount:
As to any Distribution Date, the supplemental interest amount for each of the Group I Class A Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Certificates at the Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group I Cap or WAC Cap;
(ii)  Any Group I Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the related Group I Class A Certificates Pass-Through Rate (without regard to the Loan Group I Cap or WAC Cap).

Group II Class A Basis Risk Carry Forward Amount:
As to any Distribution Date, the supplemental interest amount for each of the Group II Class A Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Certificates at the Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap) over interest due such Certificates at a rate equal to the lesser of the Loan Group II Cap or WAC Cap;
(ii)  Any Group II Class A Basis Risk Carry Forward Amount remaining unpaid from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the related Group II Class A Certificates Pass-Through Rate (without regard to the Loan Group II Cap or WAC Cap).

Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Basis Risk Carry Forward Amounts:
As to any Distribution Date, the supplemental interest amount for each of the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates will equal the sum of:
(i)  The excess, if any, of interest that would otherwise be due on such Certificates at such Certificates’ applicable Pass-Through Rate (without regard to the WAC Cap) over interest due such Certificates at a rate equal to the WAC Cap;
(ii)  Any Basis Risk Carry Forward Amount for such class remaining unpaid for such Certificate from prior Distribution Dates; and
(iii)  Interest on the amount in clause (ii) at the Certificates’ applicable Pass-Through Rate (without regard to the WAC Cap).

Interest Distributions on Offered Certificates:
On each Distribution Date and after payments of servicing, trustee and custodian fees, if any, and other expenses, including any Net Swap Payments and any swap termination payment owed to the Swap Counterparty, interest distributions from the Interest Remittance Amount will be allocated as follows:
(i)  The portion of the Interest Remittance Amount attributable to the Group I Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, to the Group I Class A Certificates and second, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates;
(ii)  The portion of the Interest Remittance Amount attributable to the Group II Mortgage Loans will be allocated according to the related Accrued Certificate Interest and any unpaid interest shortfall amounts for such class, as applicable, first, pro rata, based on their respective entitlements to such amounts, to the Group II Class A Certificates and second, to the Group I Class A Certificates;
(iii)  To the Class M-1 Certificates, its Accrued Certificate Interest;
(iv)  To the Class M-2 Certificates, its Accrued Certificate Interest;
(v)  To the Class M-3 Certificates, its Accrued Certificate Interest;
(vi)  To the Class M-4 Certificates, its Accrued Certificate Interest;
(vii)  To the Class M-5 Certificates, its Accrued Certificate Interest;
(viii)  To the Class M-6 Certificates, its Accrued Certificate Interest;
(ix)  To the Class B-1 Certificates, its Accrued Certificate Interest;
(x)  To the Class B-2 Certificates, its Accrued Certificate Interest; and
(xi)  To the Class B-3 Certificates, its Accrued Certificate Interest.

Principal Distributions on Offered Certificates:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)  to cover any Net Swap Payments and any swap termination payment due to the Swap Counterparty; including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
(ii)  to the Class A Certificates, allocated between the Class A Certificates as described below, until the Class Certificate Balances have been reduced to zero;
(iii)  to the Class M-1 Certificates, until the Class Certificate Balance has been reduced to zero;
(iv)  to the Class M-2 Certificates, until the Class Certificate Balance has been reduced to zero;
(v)  to the Class M-3 Certificates, until the Class Certificate Balance has been reduced to zero;
(vi)  to the Class M-4 Certificates, until the Class Certificate Balance has been reduced to zero;
(vii)  to the Class M-5 Certificates, until the Class Certificate Balance has been reduced to zero;
(viii)  to the Class M-6 Certificates, until the Class Certificate Balance has been reduced to zero;
(ix)  to the Class B-1 Certificates, until the Class Certificate Balance has been reduced to zero;
(x)  to the Class B-2 Certificates, until the Class Certificate Balance has been reduced to zero; and
(xi)  to the Class B-3 Certificates, until the Class Certificate Balance has been reduced to zero.

On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, principal distributions from the Principal Distribution Amount will be allocated as follows:
(i)  to cover any Net Swap Payment and any swap termination payment due to the Swap Counterparty including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Counterparty;
(ii)  to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated between the Class A Certificates as described below, until the Class Certificate Balances thereof have been reduced to zero;
(iii)  to the Class M-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(iv)  to the Class M-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(v)  to the Class M-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vi)  to the Class M-4 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(vii)  to the Class M-5 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(viii)  to the Class M-6 Certificates, the lesser of the remaining Principal Distribution Amount and the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(ix)  to the Class B-1 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;
(x)  to the Class B-2 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and
(xi)  to the Class B-3 Certificates, the lesser of the remaining Principal Distribution Amount and the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero.

Class A Principal Allocation:
Except as described below, the Group II Class A Certificates will receive principal sequentially; the Class A-2b Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2a Certificates has been reduced to zero, the Class A-2c Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2b Certificates has been reduced to zero and the Class A-2d Certificates will not receive principal distributions until the Class Certificate Balance of the Class A-2c Certificates has been reduced to zero.

All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated concurrently between the Group I Class A Certificates, on the one hand, and the Group II Class A Certificates, on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable.

However, if the Class Certificate Balances of the Class A Certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the holders of the Class A Certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal distribution allocations described herein, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the Group I Mortgage Loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the Group II Mortgage Loans.

Notwithstanding the above, in the event that all subordinate classes, including the Class X certificates, have been reduced to zero, principal distributions to the Group II Class A Certificates will be distributed pro rata, based upon their respective Class Certificate Balances, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates.

Swap Payment Allocation:	For a given Class of Certificates outstanding, a pro rata share of the Net Swap Payment owed by the Swap Counterparty (if any), based on the outstanding Class Certificate Balance of that Class.

Swap Payment Priority:
All payments due under the swap agreement and any swap termination payment pursuant to the swap agreement will be deposited into the Swap Account, and allocated in the following order of priority:
(i)  to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the swap agreement;
(ii)  to pay any swap termination payment to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other swap termination payment due to a default on the part of the Swap Provider;
(iii)  to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, on a pro rata basis, to the extent not yet paid;
(iv)  to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, Accrued Certificate Interest and unpaid interest shortfall amounts, sequentially and in that order, to the extent not yet paid;
(v)  to be paid as principal, in accordance with the principal distribution rules in effect for such Distribution Date, as needed to maintain the required overcollateralization;
(vi)  concurrently, to the Class A-1, A-2a, A-2b, A-2c and A-2d Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
(vii)  sequentially, to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, any Basis Risk Carry Forward Amount for such Class up to the respective Swap Payment Allocation, to the extent not yet paid;
(viii)  concurrently to the Class A Certificates, Class M Certificates, and Class B Certificates, any unpaid Basis Risk Carryforward Amount, pro rata based on need;
(ix)  sequentially to the Class M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2, and B-3 Certificates, the allocated unreimbursed realized loss amount, to the extent not yet paid;
(x)  to pay any swap termination payment to the Swap Counterparty, to the extent the termination is due to a default on the part of the Swap Counterparty; and
(xi)  all remaining amounts to the holder of the Class X Certificates.

In the event that, upon the Trust entering into a replacement interest rate swap agreement following the occurrence of an additional termination event of the type described in Part 1(h)(ii) of the swap agreement, the Trust is entitled to receive a payment from a replacement swap provider, the Trustee shall direct the replacement swap provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment shall be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt thereof is a Distribution Date. To the extent that any payment from a replacement swap provider is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment shall be paid to the Swap Provider immediately upon receipt of such replacement swap provider, regardless of whether the date of receipt thereof is a Distribution Date. The Swap Provider shall have first priority to any replacement swap termination payment over the payment by the Trust to certificateholders, the servicer, any responsible party, the Trustee or any other person.

Notwithstanding the foregoing, in the event that the Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then the Trustee will be required to deposit the swap termination payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in the reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a swap termination payment for purposes of determining the distributions from the Swap Account until the final Distribution Date.

Senior Defaulted Swap Termination Payment:
As of any date, the lesser of (i) any payments received by the Trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a downgrade of the Swap Counterparty in accordance with the swap agreement and (ii) any swap termination payment owed to the Swap Provider.

Allocation of Net Monthly Excess Cashflow:
For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:
(i)  to the Class M-1 Certificates, the unpaid interest shortfall amount;
(ii)  to the Class M-1 Certificates, the allocated unreimbursed realized loss amount;
(iii)  to the Class M-2 Certificates, the unpaid interest shortfall amount;
(iv)  to the Class M-2 Certificates, the allocated unreimbursed realized loss amount;
(v)  to the Class M-3 Certificates, the unpaid interest shortfall amount;
(vi)  to the Class M-3 Certificates, the allocated unreimbursed realized loss amount;
(vii)  to the Class M-4 Certificates, the unpaid interest shortfall amount;
(viii)  to the Class M-4 Certificates, the allocated unreimbursed realized loss amount;
(ix)  to the Class M-5 Certificates, the unpaid interest shortfall amount;
(x)  to the Class M-5 Certificates, the allocated unreimbursed realized loss amount;
(xi)  to the Class M-6 Certificates, the unpaid interest shortfall amount;
(xii)  to the Class M-6 Certificates, the allocated unreimbursed realized loss amount;
(xiii)  to the Class B-1 Certificates, the unpaid interest shortfall amount;
(xiv)  to the Class B-1 Certificates, the allocated unreimbursed realized loss amount;
(xv)  to the Class B-2 Certificates, the unpaid interest shortfall amount;
(xvi)  to the Class B-2 Certificates, the allocated unreimbursed realized loss amount;
(xvii)  to the Class B-3 Certificates, the unpaid interest shortfall amount;
(xviii)  to the Class B-3 Certificates, the allocated unreimbursed realized loss amount;
(xix)  concurrently, any Group I Class A Basis Risk Carry Forward Amount to the Group I Class A Certificates, and any Group II Class A Basis Risk Carry Forward Amount to the Group II Class A Certificates; and
(xx)  sequentially, to Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, B-2 and B-3 Certificates, in such order, any Basis Risk Carry Forward Amount for such classes.

Interest Remittance Amount:	For any Distribution Date, the portion of available funds for such Distribution Date attributable to interest received or advanced on the Mortgage Loans.

Accrued Certificate Interest:
For any Distribution Date and each class of Certificates, equals the amount of interest accrued during the related interest accrual period at the related Pass-through Rate, reduced by any prepayment interest shortfalls and shortfalls resulting from the application of the Servicemembers Civil Relief Act or similar state law allocated to such class.

Principal Distribution Amount:	On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Basic Principal Distribution Amount:	On any Distribution Date, the excess of (i) the aggregate principal remittance amount over (ii) the Excess Subordinated Amount, if any.

Net Monthly Excess Cashflow:	For any Distribution Date is the amount of funds available for distribution on such Distribution Date remaining after making all distributions of interest and principal on the certificates.

Extra Principal Distribution Amount:
For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced with respect to the Mortgage Loans with due dates in the related Due Period (less servicing and trustee fees and expenses), over (y) the sum of interest payable on the Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount:	For any Distribution Date, means the excess, if any of (i) the overcollateralization and (ii) the required overcollateralization for such Distribution Date.

Class A Principal Allocation Percentage:
For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Group I Class A Certificates the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group I Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date and (ii) in the case of the Group II Class A Certificates, the numerator of which is (x) the portion of the principal remittance amount for such Distribution Date that is attributable to principal received or advanced on the Group II Mortgage Loans and the denominator of which is (y) the principal remittance amount for such Distribution Date.

Class A Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 59.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 67.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 73.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 77.20% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-4 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 80.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-5 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 83.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class M-6 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 86.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class B-1 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 89.10% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class B-2 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date) and (ix) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 91.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Class B-3 Principal Distribution Amount:
For any Distribution Date, an amount equal to the excess of (x) the sum of (i) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on such Distribution Date), (ix) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on such Distribution Date) and (x) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 93.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over $7,017,577.

Allocation of Losses:
If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under “—Swap Payment Priority”, the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

Trust Tax Status:	Portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes.

The Offered Certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

ERISA Eligibility:
The Offered Certificates are expected to be ERISA eligible. Plan fiduciaries should note the additional representations deemed to be made because of the swap agreement, which will be described under “ERISA Considerations” in the free writing prospectus supplement and the prospectus supplement for the Morgan Stanley ABS Capital I Inc. Trust 2006-NC3 transaction.

SMMEA Eligibility:	None of the Certificates will be SMMEA eligible.

Registration Statement and Prospectus:	This term sheet does not contain all information that is required to be included in a registration statement, or in a base prospectus and prospectus supplement.

The Depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this term sheet by reference. and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/762153/000091412105001150/0000914121-05-001150.txt

Risk Factors:
PLEASE SEE “RISK FACTORS” IN THE PROSPECTUS INCLUDED IN THE REGISTRATION STATEMENT AND IN THE FREE WRITING PROSPECTUS SUPPLEMENT AND THE PROSPECTUS SUPPLEMENT FOR MORGAN STANLEY ABS CAPITAL I INC. TRUST 2006-NC3 TRANSACTION REFERRED FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Static Pool Information:
Information concerning the sponsor’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at http://www.morganstanley.com/institutional/abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this term sheet. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this term sheet. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

Weighted Average Life Sensitivity
To CALL

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	5.01	4.19	3.34	2.42	1.78	1.28	1.03
	First Payment Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	12/25/2008
	Window	1 - 179	1 - 151	1 - 121	1 - 89	1 - 69	1 - 55	1 - 32
A-2a	WAL (yrs)	1.61	1.35	1.08	0.80	0.64	0.52	0.43
	First Payment Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	9/25/2009	2/25/2009	7/25/2008	12/25/2007	8/25/2007	5/25/2007	3/25/2007
	Window	1 - 41	1 - 34	1 - 27	1 - 20	1 - 16	1 - 13	1 - 11
A-2b	WAL (yrs)	4.14	3.44	2.73	2.00	1.57	1.27	1.06
	First Payment Date	9/25/2009	2/25/2009	7/25/2008	12/25/2007	8/25/2007	5/25/2007	3/25/2007
	Expected Final Maturity	4/25/2011	6/25/2010	8/25/2009	9/25/2008	2/25/2008	10/25/2007	7/25/2007
	Window	41 - 60	34 - 50	27 - 40	20 - 29	16 - 22	13 - 18	11 - 15
A-2c	WAL (yrs)	7.59	6.33	5.02	3.50	2.34	1.89	1.56
	First Payment Date	4/25/2011	6/25/2010	8/25/2009	9/25/2008	2/25/2008	10/25/2007	7/25/2007
	Expected Final Maturity	4/25/2017	7/25/2015	8/25/2013	9/25/2011	3/25/2009	8/25/2008	3/25/2008
	Window	60 - 132	50 - 111	40 - 88	29 - 65	22 - 35	18 - 28	15 - 23
A-2d	WAL (yrs)	13.91	11.71	9.36	6.87	5.14	2.98	2.26
	First Payment Date	4/25/2017	7/25/2015	8/25/2013	9/25/2011	3/25/2009	8/25/2008	3/25/2008
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	12/25/2008
	Window	132 - 179	111 - 151	88 - 121	65 - 89	35 - 69	28 - 55	23 - 32
M-1	WAL (yrs)	9.85	8.26	6.58	5.05	4.65	4.58	3.52
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	10/25/2009	4/25/2010	11/25/2010	12/25/2008
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	42 - 89	48 - 69	55 - 55	32 - 45
M-2	WAL (yrs)	9.85	8.26	6.58	5.00	4.42	4.49	3.74
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	8/25/2009	1/25/2010	7/25/2010	1/25/2010
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	40 - 89	45 - 69	51 - 55	45 - 45
M-3	WAL (yrs)	9.85	8.26	6.58	4.98	4.30	4.19	3.74
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	8/25/2009	11/25/2009	3/25/2010	12/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	40 - 89	43 - 69	47 - 55	44 - 45
M-4	WAL (yrs)	9.85	8.26	6.58	4.96	4.24	4.02	3.61
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	7/25/2009	10/25/2009	1/25/2010	10/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	39 - 89	42 - 69	45 - 55	42 - 45
M-5	WAL (yrs)	9.85	8.26	6.58	4.96	4.19	3.90	3.47
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	7/25/2009	9/25/2009	11/25/2009	8/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	39 - 89	41 - 69	43 - 55	40 - 45
M-6	WAL (yrs)	9.85	8.26	6.58	4.94	4.15	3.81	3.35
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	6/25/2009	8/25/2009	10/25/2009	6/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	38 - 89	40 - 69	42 - 55	38 - 45
B-1	WAL (yrs)	9.85	8.26	6.58	4.93	4.12	3.74	3.26
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	6/25/2009	7/25/2009	8/25/2009	5/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	38 - 89	39 - 69	40 - 55	37 - 45
B-2	WAL (yrs)	9.85	8.26	6.58	4.93	4.10	3.68	3.19
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	5/25/2009	6/25/2009	7/25/2009	4/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	37 - 89	38 - 69	39 - 55	36 - 45
B-3	WAL (yrs)	9.85	8.26	6.58	4.92	4.07	3.63	3.14
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	5/25/2009	6/25/2009	7/25/2009	3/25/2009
	Expected Final Maturity	3/25/2021	11/25/2018	5/25/2016	9/25/2013	1/25/2012	11/25/2010	1/25/2010
	Window	57 - 179	47 - 151	37 - 121	37 - 89	38 - 69	39 - 55	35 - 45

Weighted Average Life Sensitivity
To MATURITY

	PPC (%)	50	60	75	100	125	150	175
A-1	WAL (yrs)	5.37	4.52	3.62	2.64	1.95	1.37	1.03
	First Payment Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	4/25/2034	12/25/2031	2/25/2028	12/25/2022	5/25/2019	11/25/2016	12/25/2008
	Window	1 - 336	1 - 308	1 - 262	1 - 200	1 - 157	1 - 127	1 - 32
A-2a	WAL (yrs)	1.61	1.35	1.08	0.80	0.64	0.52	0.43
	First Payment Date	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	9/25/2009	2/25/2009	7/25/2008	12/25/2007	8/25/2007	5/25/2007	3/25/2007
	Window	1 - 41	1 - 34	1 - 27	1 - 20	1 - 16	1 - 13	1 - 11
A-2b	WAL (yrs)	4.14	3.44	2.73	2.00	1.57	1.27	1.06
	First Payment Date	9/25/2009	2/25/2009	7/25/2008	12/25/2007	8/25/2007	5/25/2007	3/25/2007
	Expected Final Maturity	4/25/2011	6/25/2010	8/25/2009	9/25/2008	2/25/2008	10/25/2007	7/25/2007
	Window	41 - 60	34 - 50	27 - 40	20 - 29	16 - 22	13 - 18	11 - 15
A-2c	WAL (yrs)	7.59	6.33	5.02	3.50	2.34	1.89	1.56
	First Payment Date	4/25/2011	6/25/2010	8/25/2009	9/25/2008	2/25/2008	10/25/2007	7/25/2007
	Expected Final Maturity	4/25/2017	7/25/2015	8/25/2013	9/25/2011	3/25/2009	8/25/2008	3/25/2008
	Window	60 - 132	50 - 111	40 - 88	29 - 65	22 - 35	18 - 28	15 - 23
A-2d	WAL (yrs)	16.50	14.09	11.36	8.39	6.33	3.62	2.26
	First Payment Date	4/25/2017	7/25/2015	8/25/2013	9/25/2011	3/25/2009	8/25/2008	3/25/2008
	Expected Final Maturity	5/25/2034	1/25/2032	3/25/2028	12/25/2022	5/25/2019	11/25/2016	12/25/2008
	Window	132 - 337	111 - 309	88 - 263	65 - 200	35 - 157	28 - 127	23 - 32
M-1	WAL (yrs)	10.78	9.10	7.29	5.59	5.07	5.88	5.63
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	10/25/2009	4/25/2010	3/25/2011	12/25/2008
	Expected Final Maturity	8/25/2031	10/25/2028	11/25/2024	3/25/2020	2/25/2017	1/25/2015	12/25/2014
	Window	57 - 304	47 - 270	37 - 223	42 - 167	48 - 130	59 - 105	32 - 104
M-2	WAL (yrs)	10.76	9.07	7.26	5.52	4.82	4.88	4.63
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	8/25/2009	1/25/2010	7/25/2010	4/25/2010
	Expected Final Maturity	11/25/2030	11/25/2027	1/25/2024	7/25/2019	8/25/2016	8/25/2014	2/25/2013
	Window	57 - 295	47 - 259	37 - 213	40 - 159	45 - 124	51 - 100	48 - 82
M-3	WAL (yrs)	10.73	9.04	7.23	5.47	4.68	4.51	4.10
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	8/25/2009	11/25/2009	3/25/2010	12/25/2009
	Expected Final Maturity	12/25/2029	12/25/2026	3/25/2023	11/25/2018	2/25/2016	3/25/2014	10/25/2012
	Window	57 - 284	47 - 248	37 - 203	40 - 151	43 - 118	47 - 95	44 - 78
M-4	WAL (yrs)	10.70	9.02	7.21	5.43	4.61	4.33	3.87
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	7/25/2009	10/25/2009	1/25/2010	10/25/2009
	Expected Final Maturity	4/25/2029	4/25/2026	8/25/2022	6/25/2018	9/25/2015	11/25/2013	7/25/2012
	Window	57 - 276	47 - 240	37 - 196	39 - 146	42 - 113	45 - 91	42 - 75
M-5	WAL (yrs)	10.66	8.98	7.17	5.40	4.54	4.19	3.71
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	7/25/2009	9/25/2009	11/25/2009	8/25/2009
	Expected Final Maturity	8/25/2028	8/25/2025	1/25/2022	12/25/2017	5/25/2015	8/25/2013	4/25/2012
	Window	57 - 268	47 - 232	37 - 189	39 - 140	41 - 109	43 - 88	40 - 72
M-6	WAL (yrs)	10.60	8.92	7.13	5.35	4.47	4.08	3.57
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	6/25/2009	8/25/2009	10/25/2009	6/25/2009
	Expected Final Maturity	10/25/2027	10/25/2024	4/25/2021	6/25/2017	12/25/2014	4/25/2013	1/25/2012
	Window	57 - 258	47 - 222	37 - 180	38 - 134	40 - 104	42 - 84	38 - 69
B-1	WAL (yrs)	10.53	8.85	7.07	5.30	4.40	3.97	3.46
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	6/25/2009	7/25/2009	8/25/2009	5/25/2009
	Expected Final Maturity	10/25/2026	11/25/2023	7/25/2020	10/25/2016	6/25/2014	11/25/2012	9/25/2011
	Window	57 - 246	47 - 211	37 - 171	38 - 126	39 - 98	40 - 79	37 - 65
B-2	WAL (yrs)	10.41	8.75	6.98	5.23	4.33	3.87	3.35
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	5/25/2009	6/25/2009	7/25/2009	4/25/2009
	Expected Final Maturity	8/25/2025	10/25/2022	8/25/2019	2/25/2016	12/25/2013	6/25/2012	5/25/2011
	Window	57 - 232	47 - 198	37 - 160	37 - 118	38 - 92	39 - 74	36 - 61
B-3	WAL (yrs)	10.25	8.60	6.86	5.12	4.23	3.76	3.25
	First Payment Date	1/25/2011	3/25/2010	5/25/2009	5/25/2009	6/25/2009	7/25/2009	3/25/2009
	Expected Final Maturity	5/25/2024	8/25/2021	8/25/2018	5/25/2015	5/25/2013	12/25/2011	12/25/2010
	Window	57 - 217	47 - 184	37 - 148	37 - 109	38 - 85	39 - 68	35 - 56

CPR Sensitivity
To CALL

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.29	2.55	2.01
	First Payment Date	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	1 - 120	1 - 94	1 - 77
A-2a	WAL (yrs)	1.03	0.81	0.66
	First Payment Date	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	7/25/2008	1/25/2008	9/25/2007
	Window	1 - 27	1 - 21	1 - 17
A-2b	WAL (yrs)	2.68	2.09	1.70
	First Payment Date	7/25/2008	1/25/2008	9/25/2007
	Expected Final Maturity	7/25/2009	10/25/2008	4/25/2008
	Window	27 - 39	21 - 30	17 - 24
A-2c	WAL (yrs)	4.97	3.77	2.74
	First Payment Date	7/25/2009	10/25/2008	4/25/2008
	Expected Final Maturity	8/25/2013	1/25/2012	12/25/2010
	Window	39 - 88	30 - 69	24 - 56
A-2d	WAL (yrs)	9.29	7.28	5.94
	First Payment Date	8/25/2013	1/25/2012	12/25/2010
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	88 - 120	69 - 94	56 - 77
M-1	WAL (yrs)	6.52	5.26	4.73
	First Payment Date	5/25/2009	9/25/2009	1/25/2010
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	41 - 94	45 - 77
M-2	WAL (yrs)	6.52	5.23	4.59
	First Payment Date	5/25/2009	8/25/2009	11/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	40 - 94	43 - 77
M-3	WAL (yrs)	6.52	5.21	4.53
	First Payment Date	5/25/2009	7/25/2009	10/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	39 - 94	42 - 77
M-4	WAL (yrs)	6.52	5.20	4.49
	First Payment Date	5/25/2009	7/25/2009	9/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	39 - 94	41 - 77
M-5	WAL (yrs)	6.52	5.19	4.46
	First Payment Date	5/25/2009	6/25/2009	8/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	38 - 94	40 - 77
M-6	WAL (yrs)	6.52	5.19	4.43
	First Payment Date	5/25/2009	6/25/2009	7/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	38 - 94	39 - 77
B-1	WAL (yrs)	6.52	5.19	4.42
	First Payment Date	5/25/2009	6/25/2009	7/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	38 - 94	39 - 77
B-2	WAL (yrs)	6.52	5.17	4.39
	First Payment Date	5/25/2009	5/25/2009	6/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	37 - 94	38 - 77
B-3	WAL (yrs)	6.52	5.17	4.39
	First Payment Date	5/25/2009	5/25/2009	6/25/2009
	Expected Final Maturity	4/25/2016	2/25/2014	9/25/2012
	Window	37 - 120	37 - 94	38 - 77

CPR Sensitivity
To MATURITY

	CPR (%)	20	25	30
A-1	WAL (yrs)	3.57	2.78	2.19
	First Payment Date	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	1/25/2028	10/25/2023	9/25/2020
	Window	1 - 261	1 - 210	1 - 173
A-2a	WAL (yrs)	1.03	0.81	0.66
	First Payment Date	5/25/2006	5/25/2006	5/25/2006
	Expected Final Maturity	7/25/2008	1/25/2008	9/25/2007
	Window	1 - 27	1 - 21	1 - 17
A-2b	WAL (yrs)	2.68	2.09	1.70
	First Payment Date	7/25/2008	1/25/2008	9/25/2007
	Expected Final Maturity	7/25/2009	10/25/2008	4/25/2008
	Window	27 - 39	21 - 30	17 - 24
A-2c	WAL (yrs)	4.97	3.77	2.74
	First Payment Date	7/25/2009	10/25/2008	4/25/2008
	Expected Final Maturity	8/25/2013	1/25/2012	12/25/2010
	Window	39 - 88	30 - 69	24 - 56
A-2d	WAL (yrs)	11.30	8.91	7.26
	First Payment Date	8/25/2013	1/25/2012	12/25/2010
	Expected Final Maturity	2/25/2028	11/25/2023	9/25/2020
	Window	88 - 262	69 - 211	56 - 173
M-1	WAL (yrs)	7.23	5.83	5.20
	First Payment Date	5/25/2009	9/25/2009	1/25/2010
	Expected Final Maturity	10/25/2024	1/25/2021	5/25/2018
	Window	37 - 222	41 - 177	45 - 145
M-2	WAL (yrs)	7.20	5.78	5.04
	First Payment Date	5/25/2009	8/25/2009	11/25/2009
	Expected Final Maturity	12/25/2023	5/25/2020	10/25/2017
	Window	37 - 212	40 - 169	43 - 138
M-3	WAL (yrs)	7.18	5.74	4.95
	First Payment Date	5/25/2009	7/25/2009	10/25/2009
	Expected Final Maturity	2/25/2023	8/25/2019	3/25/2017
	Window	37 - 202	39 - 160	42 - 131
M-4	WAL (yrs)	7.15	5.71	4.90
	First Payment Date	5/25/2009	7/25/2009	9/25/2009
	Expected Final Maturity	7/25/2022	2/25/2019	10/25/2016
	Window	37 - 195	39 - 154	41 - 126
M-5	WAL (yrs)	7.12	5.67	4.84
	First Payment Date	5/25/2009	6/25/2009	8/25/2009
	Expected Final Maturity	12/25/2021	9/25/2018	5/25/2016
	Window	37 - 188	38 - 149	40 - 121
M-6	WAL (yrs)	7.07	5.63	4.79
	First Payment Date	5/25/2009	6/25/2009	7/25/2009
	Expected Final Maturity	3/25/2021	2/25/2018	12/25/2015
	Window	37 - 179	38 - 142	39 - 116
B-1	WAL (yrs)	7.01	5.58	4.73
	First Payment Date	5/25/2009	6/25/2009	7/25/2009
	Expected Final Maturity	6/25/2020	6/25/2017	5/25/2015
	Window	37 - 170	38 - 134	39 - 109
B-2	WAL (yrs)	6.92	5.50	4.65
	First Payment Date	5/25/2009	5/25/2009	6/25/2009
	Expected Final Maturity	7/25/2019	9/25/2016	10/25/2014
	Window	37 - 159	37 - 125	38 - 102
B-3	WAL (yrs)	6.80	5.40	4.57
	First Payment Date	5/25/2009	5/25/2009	6/25/2009
	Expected Final Maturity	7/25/2018	12/25/2015	2/25/2014
	Window	37 - 147	37 - 116	38 - 94

Senior Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	A-1 Cap (%)	A-2a Cap (%)	A-2b Cap (%)	A-2c Cap (%)	A-2d Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-
1	20.16	20.07	20.12	20.18	20.27
2	20.16	20.07	20.12	20.18	20.27
3	20.16	20.07	20.12	20.18	20.27
4	20.16	20.07	20.12	20.18	20.27
5	20.16	20.07	20.12	20.18	20.27
6	20.16	20.07	20.12	20.18	20.27
7	20.16	20.07	20.12	20.18	20.27
8	20.16	20.07	20.12	20.18	20.27
9	20.16	20.07	20.12	20.18	20.27
10	20.16	20.07	20.12	20.18	20.27
11	20.16	20.07	20.12	20.18	20.27
12	20.16	20.07	20.12	20.18	20.27
13	20.16	20.07	20.12	20.18	20.27
14	20.16	20.07	20.12	20.12	20.12
15	20.13	20.07	20.07	20.07	20.07
16	19.84	19.78	19.78	19.78	19.78
17	19.68	19.62	19.62	19.62	19.62
18	19.65	19.60	19.60	19.60	19.60
19	19.37	19.31	19.31	19.31	19.31
20	19.36	19.30	19.30	19.30	19.30
21	19.05	-	18.99	18.99	18.99
22	13.70	-	13.62	13.62	13.62
23	14.18	-	14.10	14.10	14.10
24	13.65	-	13.57	13.57	13.57
25	13.88	-	13.80	13.80	13.80
26	13.61	-	13.53	13.53	13.53
27	13.86	-	13.78	13.78	13.78
28	14.49	-	14.40	14.40	14.40
29	14.49	-	14.39	14.39	14.39
30	14.77	-	-	14.68	14.68
31	14.49	-	-	14.39	14.39
32	14.78	-	-	14.69	14.69
33	13.37	-	-	13.30	13.30
34	14.21	-	-	14.12	14.12
35	15.41	-	-	15.31	15.31
36	14.33	-	-	14.23	14.23
37	62.20	-	-	62.11	62.11
38	17.89	-	-	17.80	17.80
39	18.44	-	-	18.37	18.37
40	18.72	-	-	18.63	18.63
41	18.56	-	-	18.47	18.47
42	18.90	-	-	18.82	18.82
43	18.25	-	-	18.16	18.16
44	18.59	-	-	18.50	18.50
45	18.22	-	-	18.15	18.15
46	18.81	-	-	18.73	18.73
47	20.45	-	-	20.37	20.37
48	18.75	-	-	18.67	18.67
49	19.24	-	-	19.16	19.16
50	18.69	-	-	18.62	18.62
51	19.41	-	-	19.35	19.35
52	18.88	-	-	18.83	18.83
53	18.85	-	-	18.80	18.80
54	19.35	-	-	19.30	19.30
55	18.80	-	-	18.74	18.74
56	17.14	-	-	17.09	17.09
57	16.73	-	-	16.69	16.69
58	16.75	-	-	16.71	16.71
59	18.53	-	-	18.49	18.49
60	16.73	-	-	16.69	16.69
61	17.28	-	-	17.24	17.24
62	16.72	-	-	16.68	16.68
63	17.26	-	-	17.23	17.23
64	16.70	-	-	16.66	16.66
65	16.69	-	-	16.66	16.66
66	17.24	-	-	-	17.20
67	16.68	-	-	-	16.64
68	17.23	-	-	-	17.19
69	16.66	-	-	-	16.63
70	16.66	-	-	-	16.62
71	17.80	-	-	-	17.76
72	16.64	-	-	-	16.61
73	17.19	-	-	-	17.15
74	16.63	-	-	-	16.59
75	17.17	-	-	-	17.14
76	16.61	-	-	-	16.58
77	16.60	-	-	-	16.57
78	17.15	-	-	-	17.12
79	16.59	-	-	-	16.56
80	17.13	-	-	-	17.10
81	16.57	-	-	-	16.54
82	16.57	-	-	-	16.54
83	18.33	-	-	-	18.30
84	16.55	-	-	-	16.52
85	17.10	-	-	-	17.06
86	16.54	-	-	-	16.51
87	17.08	-	-	-	17.05
88	16.52	-	-	-	16.49
89	16.51	-	-	-	16.49
90	17.06	-	-	-	17.03
91	16.50	-	-	-	16.47
92	17.04	-	-	-	17.01
93	16.49	-	-	-	16.46
94	16.48	-	-	-	16.45
95	18.24	-	-	-	18.21
96	16.46	-	-	-	16.44
97	17.01	-	-	-	16.98
98	16.45	-	-	-	16.42
99	16.96	-	-	-	16.94
100	13.09	-	-	-	13.07
101	13.12	-	-	-	13.10
102	13.59	-	-	-	13.56
103	13.18	-	-	-	13.15
104	13.65	-	-	-	13.62
105	13.24	-	-	-	13.22
106	13.27	-	-	-	13.25
107	14.73	-	-	-	14.70
108	13.34	-	-	-	13.32
109	13.82	-	-	-	13.80
110	13.41	-	-	-	13.39
111	13.90	-	-	-	13.87
112	13.49	-	-	-	13.46
113	13.53	-	-	-	13.50
114	14.02	-	-	-	14.00
115	13.61	-	-	-	13.59
116	14.11	-	-	-	14.09
117	13.70	-	-	-	13.68
118	13.74	-	-	-	13.72
119	14.74	-	-	-	14.72
120	13.84	-	-	-	13.82
121	14.35	-	-	-	14.33
122	13.94	-	-	-	13.92
123	14.46	-	-	-	14.44
124	14.05	-	-	-	14.03
125	14.11	-	-	-	14.09
126	14.64	-	-	-	14.62
127	14.23	-	-	-	14.21
128	14.76	-	-	-	14.75
129	14.35	-	-	-	14.33
130	14.42	-	-	-	14.40
131	16.04	-	-	-	16.02
132	14.55	-	-	-	14.54
133	15.11	-	-	-	15.10
134	14.70	-	-	-	14.68
135	15.27	-	-	-	15.25
136	14.85	-	-	-	14.84
137	14.93	-	-	-	14.92
138	15.52	-	-	-	15.50
139	15.10	-	-	-	15.09
140	15.69	-	-	-	15.68
141	15.28	-	-	-	15.26
142	15.37	-	-	-	15.36
143	17.12	-	-	-	17.11
144	15.56	-	-	-	15.55
145	16.19	-	-	-	16.17
146	15.77	-	-	-	15.76
147	16.40	-	-	-	16.39
148	15.99	-	-	-	15.97
149	16.10	-	-	-	16.09
150	16.75	-	-	-	16.74
151	16.33	-	-	-	16.32
152	17.00	-	-	-	16.99
153	16.58	-	-	-	16.57
154	16.71	-	-	-	16.70
155	18.65	-	-	-	18.64
156	16.98	-	-	-	16.97
157	17.70	-	-	-	17.68
158	17.27	-	-	-	17.26
159	18.00	-	-	-	17.99
160	17.57	-	-	-	17.56
161	17.73	-	-	-	17.72
162	18.49	-	-	-	18.48
163	18.06	-	-	-	18.05
164	18.84	-	-	-	18.83
165	18.41	-	-	-	18.40
166	18.59	-	-	-	18.58
167	20.07	-	-	-	20.06
168	18.97	-	-	-	18.96
169	19.89	-	-	-	19.88
170	19.61	-	-	-	19.60
171	20.66	-	-	-	20.66
172	20.41	-	-	-	20.41
173	20.86	-	-	-	20.85
174	22.05	-	-	-	22.05
175	21.86	-	-	-	21.86
176	23.17	-	-	-	23.16
177	23.03	-	-	-	23.03
178	23.70	-	-	-	23.69
179	27.03	-	-	-	27.03
180	25.20	-	-	-	25.20
181	26.94	-	-	-	26.93
182	27.02	-	-	-	27.02
183	29.02	-	-	-	29.02
184	29.27	-	-	-	29.26
185	30.59	-	-	-	30.59
186	33.16	-	-	-	33.16
187	33.79	-	-	-	33.79
188	36.94	-	-	-	36.93
189	38.01	-	-	-	38.00
190	40.66	-	-	-	40.65
191	48.49	-	-	-	48.49
192	47.58	-	-	-	47.58
193	53.98	-	-	-	53.97
194	58.08	-	-	-	58.08
195	67.83	-	-	-	67.83
196	75.81	-	-	-	75.81
197	90.18	-	-	-	90.18
198	115.81	-	-	-	115.81
199	149.42	-	-	-	149.42
200	235.06	-	-	-	235.06
201	717.03	-	-	-	717.03
202	-	-	-	-	-

(1)
Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)	Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

Subordinate Schedule of Available Funds and
Supplemental Interest Rate Cap Rates (Cash Cap) (1)(2)

Period	M-1 Cap (%)	M-2 Cap (%)	M-3 Cap (%)	M-4 Cap (%)	M-5 Cap (%)	M-6 Cap (%)	B-1 Cap (%)	B-2 Cap (%)	B-3 Cap (%)
	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360	Actual/360
0	-	-	-	-	-	-	-	-	-
1	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
2	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
3	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
4	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
5	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
6	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
7	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
8	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
9	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
10	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
11	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
12	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
13	20.33	20.35	20.37	20.46	20.48	20.57	21.05	21.15	22.15
14	19.70	19.70	19.70	19.71	19.71	19.71	19.73	19.73	19.77
15	19.60	19.60	19.60	19.60	19.60	19.60	19.60	19.60	19.60
16	19.30	19.30	19.30	19.30	19.30	19.30	19.30	19.30	19.30
17	19.12	19.12	19.12	19.12	19.12	19.12	19.12	19.12	19.12
18	19.06	19.06	19.06	19.06	19.06	19.06	19.06	19.06	19.06
19	18.77	18.77	18.77	18.77	18.77	18.77	18.77	18.77	18.77
20	18.72	18.72	18.72	18.72	18.72	18.72	18.72	18.72	18.72
21	18.41	18.41	18.41	18.41	18.41	18.41	18.41	18.41	18.41
22	12.95	12.95	12.95	12.95	12.95	12.95	12.95	12.95	12.95
23	13.35	13.35	13.35	13.35	13.35	13.35	13.35	13.35	13.35
24	12.84	12.84	12.84	12.84	12.84	12.84	12.84	12.84	12.84
25	13.01	13.01	13.01	13.01	13.01	13.01	13.01	13.01	13.01
26	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74	12.74
27	12.92	12.92	12.92	12.92	12.92	12.92	12.92	12.92	12.92
28	13.44	13.44	13.44	13.44	13.44	13.44	13.44	13.44	13.44
29	13.39	13.39	13.39	13.39	13.39	13.39	13.39	13.39	13.39
30	13.59	13.59	13.59	13.59	13.59	13.59	13.59	13.59	13.59
31	13.29	13.29	13.29	13.29	13.29	13.29	13.29	13.29	13.29
32	13.49	13.49	13.49	13.49	13.49	13.49	13.49	13.49	13.49
33	12.05	12.05	12.05	12.05	12.05	12.05	12.05	12.05	12.05
34	12.69	12.69	12.69	12.69	12.69	12.69	12.69	12.69	12.69
35	13.64	13.64	13.64	13.64	13.64	13.64	13.64	13.64	13.64
36	12.65	12.65	12.65	12.65	12.65	12.65	12.65	12.65	12.65
37	12.93	12.93	12.93	12.93	12.93	12.93	12.93	12.93	12.93
38	12.55	12.55	12.55	12.55	12.55	12.55	12.55	12.55	12.55
39	13.05	13.05	13.05	13.05	13.05	13.05	13.05	13.05	13.05
40	13.53	13.53	13.53	13.53	13.53	13.53	13.53	13.53	13.53
41	13.50	13.50	13.50	13.50	13.50	13.50	13.50	13.50	13.50
42	13.81	13.81	13.81	13.81	13.81	13.81	13.81	13.81	13.81
43	13.45	13.45	13.45	13.45	13.45	13.45	13.45	13.45	13.45
44	13.76	13.76	13.76	13.76	13.76	13.76	13.76	13.76	13.76
45	13.61	13.61	13.61	13.61	13.61	13.61	13.61	13.61	13.61
46	14.13	14.13	14.13	14.13	14.13	14.13	14.13	14.13	14.13
47	15.28	15.28	15.28	15.28	15.28	15.28	15.28	15.28	15.28
48	14.08	14.08	14.08	14.08	14.08	14.08	14.08	14.08	14.08
49	14.41	14.41	14.41	14.41	14.41	14.41	14.41	14.41	14.41
50	14.02	14.02	14.02	14.02	14.02	14.02	14.02	14.02	14.02
51	14.57	14.57	14.57	14.57	14.57	14.57	14.57	14.57	14.57
52	14.20	14.20	14.20	14.20	14.20	14.20	14.20	14.20	14.20
53	14.17	14.17	14.17	14.17	14.17	14.17	14.17	14.17	14.17
54	14.52	14.52	14.52	14.52	14.52	14.52	14.52	14.52	14.52
55	14.12	14.12	14.12	14.12	14.12	14.12	14.12	14.12	14.12
56	12.31	12.31	12.31	12.31	12.31	12.31	12.31	12.31	12.31
57	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04
58	12.05	12.05	12.05	12.05	12.05	12.05	12.05	12.05	12.05
59	13.34	13.34	13.34	13.34	13.34	13.34	13.34	13.34	13.34
60	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04	12.04
61	12.43	12.43	12.43	12.43	12.43	12.43	12.43	12.43	12.43
62	12.03	12.03	12.03	12.03	12.03	12.03	12.03	12.03	12.03
63	12.42	12.42	12.42	12.42	12.42	12.42	12.42	12.42	12.42
64	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01
65	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01	12.01
66	12.40	12.40	12.40	12.40	12.40	12.40	12.40	12.40	12.40
67	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99	11.99
68	12.39	12.39	12.39	12.39	12.39	12.39	12.39	12.39	12.39
69	11.98	11.98	11.98	11.98	11.98	11.98	11.98	11.98	11.98
70	11.97	11.97	11.97	11.97	11.97	11.97	11.97	11.97	11.97
71	12.79	12.79	12.79	12.79	12.79	12.79	12.79	12.79	12.79
72	11.96	11.96	11.96	11.96	11.96	11.96	11.96	11.96	11.96
73	12.35	12.35	12.35	12.35	12.35	12.35	12.35	12.35	12.35
74	11.95	11.95	11.95	11.95	11.95	11.95	11.95	11.95	11.95
75	12.34	12.34	12.34	12.34	12.34	12.34	12.34	12.34	12.34
76	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93
77	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93	11.93
78	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32	12.32
79	11.91	11.91	11.91	11.91	11.91	11.91	11.91	11.91	11.91
80	12.30	12.30	12.30	12.30	12.30	12.30	12.30	12.30	12.30
81	11.90	11.90	11.90	11.90	11.90	11.90	11.90	11.90	11.90
82	11.89	11.89	11.89	11.89	11.89	11.89	11.89	11.89	11.89
83	13.16	13.16	13.16	13.16	13.16	13.16	13.16	13.16	13.16
84	11.88	11.88	11.88	11.88	11.88	11.88	11.88	11.88	11.88
85	12.27	12.27	12.27	12.27	12.27	12.27	12.27	12.27	12.27
86	11.87	11.87	11.87	11.87	11.87	11.87	11.87	11.87	11.87
87	12.25	12.25	12.25	12.25	12.25	12.25	12.25	12.25	12.25
88	11.85	11.85	11.85	11.85	11.85	11.85	11.85	11.85	11.85
89	11.85	11.85	11.85	11.85	11.85	11.85	11.85	11.85	11.85
90	12.23	12.23	12.23	12.23	12.23	12.23	12.23	12.23	12.23
91	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83	11.83
92	12.22	12.22	12.22	12.22	12.22	12.22	12.22	12.22	12.22
93	11.82	11.82	11.82	11.82	11.82	11.82	11.82	11.82	11.82
94	11.81	11.81	11.81	11.81	11.81	11.81	11.81	11.81	11.81
95	13.07	13.07	13.07	13.07	13.07	13.07	13.07	13.07	13.07
96	11.80	11.80	11.80	11.80	11.80	11.80	11.80	11.80	11.80
97	12.19	12.19	12.19	12.19	12.19	12.19	12.19	12.19	12.19
98	11.79	11.79	11.79	11.79	11.79	11.79	11.79	11.79	11.79
99	12.17	12.17	12.17	12.17	12.17	12.17	12.17	12.17	12.17
100	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77
101	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77	11.77
102	12.15	12.15	12.15	12.15	12.15	12.15	12.15	12.15	12.15
103	11.75	11.75	11.75	11.75	11.75	11.75	11.75	11.75	11.75
104	12.14	12.14	12.14	12.14	12.14	12.14	12.14	12.14	12.14
105	11.74	11.74	11.74	11.74	11.74	11.74	11.74	11.74	11.74
106	11.73	11.73	11.73	11.73	11.73	11.73	11.73	11.73	11.73
107	12.98	12.98	12.98	12.98	12.98	12.98	12.98	12.98	12.98
108	11.72	11.72	11.72	11.72	11.72	11.72	11.72	11.72	11.72
109	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10	12.10
110	11.71	11.71	11.71	11.71	11.71	11.71	11.71	11.71	11.71
111	12.09	12.09	12.09	12.09	12.09	12.09	12.09	12.09	-
112	11.69	11.69	11.69	11.69	11.69	11.69	11.69	11.69	-
113	11.69	11.69	11.69	11.69	11.69	11.69	11.69	11.69	-
114	12.07	12.07	12.07	12.07	12.07	12.07	12.07	12.07	-
115	11.67	11.67	11.67	11.67	11.67	11.67	11.67	11.67	-
116	12.06	12.06	12.06	12.06	12.06	12.06	12.06	12.06	-
117	11.66	11.66	11.66	11.66	11.66	11.66	11.66	11.66	-
118	11.65	11.65	11.65	11.65	11.65	11.65	11.65	11.65	-
119	12.45	12.45	12.45	12.45	12.45	12.45	12.45	12.45	-
120	11.64	11.64	11.64	11.64	11.64	11.64	11.64	-	-
121	12.02	12.02	12.02	12.02	12.02	12.02	12.02	-	-
122	11.63	11.63	11.63	11.63	11.63	11.63	11.63	-	-
123	12.01	12.01	12.01	12.01	12.01	12.01	12.01	-	-
124	11.61	11.61	11.61	11.61	11.61	11.61	11.61	-	-
125	11.61	11.61	11.61	11.61	11.61	11.61	11.61	-	-
126	11.99	11.99	11.99	11.99	11.99	11.99	11.99	-	-
127	11.59	11.59	11.59	11.59	11.59	11.59	11.59	-	-
128	11.97	11.97	11.97	11.97	11.97	11.97	-	-	-
129	11.58	11.58	11.58	11.58	11.58	11.58	-	-	-
130	11.58	11.58	11.58	11.58	11.58	11.58	-	-	-
131	12.81	12.81	12.81	12.81	12.81	12.81	-	-	-
132	11.56	11.56	11.56	11.56	11.56	11.56	-	-	-
133	11.94	11.94	11.94	11.94	11.94	11.94	-	-	-
134	11.55	11.55	11.55	11.55	11.55	11.55	-	-	-
135	11.93	11.93	11.93	11.93	11.93	-	-	-	-
136	11.54	11.54	11.54	11.54	11.54	-	-	-	-
137	11.53	11.53	11.53	11.53	11.53	-	-	-	-
138	11.91	11.91	11.91	11.91	11.91	-	-	-	-
139	11.52	11.52	11.52	11.52	11.52	-	-	-	-
140	11.89	11.89	11.89	11.89	11.89	-	-	-	-
141	11.50	11.50	11.50	11.50	11.50	-	-	-	-
142	11.50	11.50	11.50	11.50	-	-	-	-	-
143	12.72	12.72	12.72	12.72	-	-	-	-	-
144	11.49	11.49	11.49	11.49	-	-	-	-	-
145	11.86	11.86	11.86	11.86	-	-	-	-	-
146	11.47	11.47	11.47	11.47	-	-	-	-	-
147	11.85	11.85	11.85	-	-	-	-	-	-
148	11.46	11.46	11.46	-	-	-	-	-	-
149	11.45	11.45	11.45	-	-	-	-	-	-
150	11.83	11.83	11.83	-	-	-	-	-	-
151	11.44	11.44	11.44	-	-	-	-	-	-
152	11.82	11.82	11.82	-	-	-	-	-	-
153	11.43	11.43	-	-	-	-	-	-	-
154	11.42	11.42	-	-	-	-	-	-	-
155	12.64	12.64	-	-	-	-	-	-	-
156	11.41	11.41	-	-	-	-	-	-	-
157	11.78	11.78	-	-	-	-	-	-	-
158	11.40	11.40	-	-	-	-	-	-	-
159	11.77	11.77	-	-	-	-	-	-	-
160	11.39	11.39	-	-	-	-	-	-	-
161	11.38	-	-	-	-	-	-	-	-
162	11.75	-	-	-	-	-	-	-	-
163	11.37	-	-	-	-	-	-	-	-
164	11.74	-	-	-	-	-	-	-	-
165	11.36	-	-	-	-	-	-	-	-
166	11.35	-	-	-	-	-	-	-	-
167	12.13	-	-	-	-	-	-	-	-
168	11.34	-	-	-	-	-	-	-	-
169	-	-	-	-	-	-	-	-	-

(1)
Annualized coupon based on total interest paid to the certificates including Accrued Certificate Interest, unpaid interest amounts, and Basis Risk Carry Forward Amount, including any Net Swap Payments received from the Swap Provider

(2)	Run to maturity assuming 100% PPC, no losses and a 1 month and 6 month LIBOR rate of 20%

Interest Rate Swap Schedule
Swap Rate: 5.15%

Period	Start Accrual	End Accrual	Swap Notional
1	4/28/2006	5/25/2006	1,347,374,723.56
2	5/25/2006	6/25/2006	1,296,689,575.94
3	6/25/2006	7/25/2006	1,248,042,764.70
4	7/25/2006	8/25/2006	1,200,878,835.92
5	8/25/2006	9/25/2006	1,155,122,556.98
6	9/25/2006	10/25/2006	1,110,705,265.94
7	10/25/2006	11/25/2006	1,067,564,656.47
8	11/25/2006	12/25/2006	1,025,644,548.45
9	12/25/2006	1/25/2007	984,894,643.50
10	1/25/2007	2/25/2007	945,270,264.88
11	2/25/2007	3/25/2007	906,732,081.79
12	3/25/2007	4/25/2007	869,245,817.89
13	4/25/2007	5/25/2007	832,782,257.89
14	5/25/2007	6/25/2007	797,677,943.28
15	6/25/2007	7/25/2007	764,065,045.23
16	7/25/2007	8/25/2007	731,879,736.19
17	8/25/2007	9/25/2007	701,060,938.10
18	9/25/2007	10/25/2007	671,550,203.28
19	10/25/2007	11/25/2007	643,291,607.32
20	11/25/2007	12/25/2007	616,231,619.08
21	12/25/2007	1/25/2008	588,409,495.19
22	1/25/2008	2/25/2008	248,504,462.64
23	2/25/2008	3/25/2008	238,935,239.78
24	3/25/2008	4/25/2008	229,737,984.47
25	4/25/2008	5/25/2008	220,898,073.19
26	5/25/2008	6/25/2008	212,401,467.13
27	6/25/2008	7/25/2008	204,234,684.59
28	7/25/2008	8/25/2008	196,384,778.91
29	8/25/2008	9/25/2008	188,838,658.00
30	9/25/2008	10/25/2008	181,585,101.79
31	10/25/2008	11/25/2008	174,612,642.24
32	11/25/2008	12/25/2008	167,743,332.22
33	12/25/2008	1/25/2009	109,410,208.40
34	1/25/2009	2/25/2009	99,869,077.26
35	2/25/2009	3/25/2009	96,402,964.66
36	3/25/2009	4/25/2009	93,055,570.66
37	4/25/2009	5/25/2009	89,822,889.19
38	5/25/2009	6/25/2009	86,701,046.92
39	6/25/2009	7/25/2009	83,686,298.65
40	7/25/2009	8/25/2009	80,774,864.20
41	8/25/2009	9/25/2009	77,963,396.62
42	9/25/2009	10/25/2009	75,248,532.77
43	10/25/2009	11/25/2009	72,627,000.29
44	11/25/2009	12/25/2009	70,095,635.78
45	12/25/2009	1/25/2010	67,651,381.24
46	1/25/2010	2/25/2010	65,291,249.61
47	2/25/2010	3/25/2010	63,012,410.74
48	3/25/2010	4/25/2010	60,812,109.52
49	4/25/2010	5/25/2010	58,687,676.12
50	5/25/2010	6/25/2010	56,636,530.04
51	6/25/2010	7/25/2010	54,656,177.12
52	7/25/2010	8/25/2010	52,744,206.69
53	8/25/2010	9/25/2010	50,898,289.01
54	9/25/2010	10/25/2010	49,116,172.43
55	10/25/2010	11/25/2010	47,395,680.85
56	11/25/2010	12/25/2010	-

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MORGAN STANLEY
2006 NC-3
GROUP 1
3,300 records
Balance: 535,011,961

Table of Contents

1. Summary Statistics
2. Originator
3. Product with IO term
4. Range of Gross Interest Rates (%)
5. Range of Cut-off Date Principal Balances ($)
6. Stated Original Term (months)
7. Range of Stated Remaining Terms (months)
8. Range of Combined Original LTV Ratios (%)
9. Range of Gross Margins (%)
10. Range of Minimum Mortgage Rates (%)
11. Range of Maximum Mortgage Rates (%)
12. Initial Periodic Cap (%)
13. Subsequent Periodic Cap (%)
14. Months to Next Rate Adjustment
15. Geographic Distribution of Mortgaged Properties
16. Occupancy
17. Property Type
18. Loan Purpose
19. Documentation Level
20. Credit Score
21. Prepayment Penalty Term
22. Lien Position
23. Interest Only Term

1. Summary Statistics

Number of Mortgage Loans: 3,300
Aggregate Principal Balance ($): 535,011,961
Weighted Average Current Mortgage Rate (%): 8.211
Non-Zero Weighted Average Margin (%): 6.124
Non-Zero Weighted Average Maximum Rate (%): 15.334
Weighted Average Stated Original Term (months): 358
Weighted Average Stated Remaining Term (months): 355
Weighted Average Combined Original LTV (%): 80.02
% First Liens: 100.00
% Owner Occupied: 84.18
% Purchase: 27.82
% Full Doc: 56.61
Non-Zero Weighted Average Credit Score: 614

2. Originator

% of
Mortgage
Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Originator	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
NEW CENTURY	3,300	535,011,961	100.00	8.211	355	80.02	614
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614

3. Product with IO term

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Product with IO term	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed - 10 Year	2	131,220	0.02	9.048	117	79.54	610
Fixed - 15 Year	43	4,543,989	0.85	7.818	177	67.28	614
Fixed - 20 Year	22	2,095,254	0.39	7.741	237	73.08	613
Fixed - 25 Year	2	232,242	0.04	6.382	297	83.85	643
Fixed - 30 Year	695	102,579,172	19.17	7.798	356	77.02	625
Balloon - 30/40	78	14,037,755	2.62	7.553	357	71.36	628
ARM - 2 Year/6 Month Balloon 30/40	460	89,643,142	16.76	8.616	357	80.23	598
ARM - 3 Year/6 Month Balloon 30/40	118	21,655,864	4.05	8.051	357	83.55	630
ARM - 2 Year/6 Month	1,247	176,209,202	32.94	8.784	357	80.66	599
ARM - 3 Year/6 Month	284	40,934,560	7.65	7.994	356	85.56	623
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term	262	63,674,532	11.90	7.452	357	80.05	642
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term	87	19,275,030	3.60	7.073	356	83.38	634
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614

4. Range of Gross Interest Rates (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Gross Interest Rates (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
5.000 - 5.999	34	8,672,888	1.62	5.761	356	77.05	643
6.000 - 6.999	435	91,599,590	17.12	6.601	353	74.91	642
7.000 - 7.999	846	150,367,578	28.11	7.578	354	78.92	629
8.000 - 8.999	983	150,785,072	28.18	8.556	355	81.45	605
9.000 - 9.999	697	95,766,235	17.90	9.497	355	83.90	591
10.000 - 10.999	265	33,116,915	6.19	10.417	356	83.08	583
11.000 - 11.999	32	3,679,838	0.69	11.334	357	73.55	563
12.000 - 12.999	8	1,023,846	0.19	12.257	357	76.09	525
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Minimum: 5.500
Maximum: 12.500
Weighted Average: 8.211

5. Range of Cut-off Date Principal Balances ($)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Cut-off Date Principal Balances ($)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
25,001 - 50,000	29	1,442,913	0.27	9.267	301	65.65	584
50,001 - 75,000	498	31,134,864	5.82	9.176	352	81.99	602
75,001 - 100,000	533	46,436,568	8.68	8.514	351	80.83	608
100,001 - 125,000	425	47,973,176	8.97	8.536	355	79.30	605
125,001 - 150,000	380	52,225,009	9.76	8.261	355	79.74	613
150,001 - 175,000	280	45,353,823	8.48	8.143	352	80.96	615
175,001 - 200,000	217	40,930,525	7.65	8.245	354	78.66	611
200,001 - 225,000	194	41,193,562	7.70	8.175	357	79.08	616
225,001 - 250,000	148	35,177,055	6.58	8.257	355	78.02	607
250,001 - 275,000	132	34,621,594	6.47	7.781	357	77.79	612
275,001 - 300,000	111	31,954,802	5.97	7.864	353	78.79	605
300,001 - 325,000	101	31,563,138	5.90	7.806	357	79.69	623
325,001 - 350,000	71	24,023,399	4.49	7.819	356	81.65	628
350,001 - 375,000	69	25,037,886	4.68	7.886	356	83.77	640
375,001 - 400,000	56	21,746,440	4.06	8.256	357	80.29	613
400,001 - 425,000	39	15,942,369	2.98	7.884	357	83.82	631
425,001 - 450,000	2	863,369	0.16	10.237	358	85.00	648
450,001 - 475,000	2	937,457	0.18	8.572	356	77.25	674
475,001 - 500,000	8	3,881,980	0.73	7.738	357	83.16	648
500,001 - 750,000	5	2,572,032	0.48	7.422	357	83.05	682
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Minimum: 48,061
Maximum: 522,573
Average: 162,125

6. Stated Original Term (months)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Stated Original Term (months)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
120	2	131,220	0.02	9.048	117	79.54	610
180	43	4,543,989	0.85	7.818	177	67.28	614
240	22	2,095,254	0.39	7.741	237	73.08	613
300	2	232,242	0.04	6.382	297	83.85	643
360	3,231	528,009,255	98.69	8.217	357	80.16	614
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Minimum: 120
Maximum: 360
Weighted Average: 358

7. Range of Stated Remaining Terms (months)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Stated Remaining Terms (months)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
109 - 120	2	131,220	0.02	9.048	117	79.54	610
169 - 180	43	4,543,989	0.85	7.818	177	67.28	614
229 - 240	22	2,095,254	0.39	7.741	237	73.08	613
289 - 300	2	232,242	0.04	6.382	297	83.85	643
349 - 360	3,231	528,009,255	98.69	8.217	357	80.16	614
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Minimum: 117
Maximum: 358
Weighted Average: 355

8. Range of Combined Original LTV Ratios (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Combined Original LTV Ratios (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
<= 10.00	1	49,963	0.01	8.575	357	5.31	629
15.01 - 20.00	3	184,711	0.03	8.685	357	18.00	593
20.01 - 25.00	8	796,584	0.15	7.829	357	22.37	619
25.01 - 30.00	17	2,224,202	0.42	7.620	352	28.44	586
30.01 - 35.00	13	2,092,773	0.39	7.653	333	32.48	613
35.01 - 40.00	28	3,870,709	0.72	8.213	351	38.02	591
40.01 - 45.00	39	5,429,932	1.01	7.827	351	43.06	606
45.01 - 50.00	49	7,825,230	1.46	7.674	349	48.16	586
50.01 - 55.00	59	9,462,905	1.77	7.743	341	53.01	605
55.01 - 60.00	82	16,087,886	3.01	7.481	352	57.99	603
60.01 - 65.00	110	20,990,713	3.92	7.688	355	63.07	604
65.01 - 70.00	143	28,127,374	5.26	7.896	356	68.97	597
70.01 - 75.00	230	42,645,391	7.97	8.179	355	73.95	592
75.01 - 80.00	969	146,074,132	27.30	8.091	355	79.69	622
80.01 - 85.00	388	63,173,897	11.81	8.496	354	84.50	591
85.01 - 90.00	767	117,933,195	22.04	8.540	356	89.79	621
90.01 - 95.00	345	61,167,153	11.43	8.228	356	94.72	640
95.01 - 100.00	49	6,875,210	1.29	9.071	356	99.99	650
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Minimum: 5.31
Maximum: 100.00
Weighted Average: 80.02

9. Range of Gross Margins (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Gross Margins (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	842	123,619,633	23.11	7.769	347	75.97	625
3.501 - 4.000	2	352,605	0.07	7.335	354	85.51	663
4.501 - 5.000	8	1,424,865	0.27	8.109	354	82.04	620
5.001 - 5.500	3	308,533	0.06	9.645	357	74.67	533
5.501 - 6.000	1,268	205,897,950	38.48	7.926	357	82.58	616
6.001 - 6.500	1,021	174,471,681	32.61	8.656	357	81.11	613
6.501 - 7.000	86	17,302,087	3.23	9.256	357	76.89	570
7.001 - 7.500	69	11,582,664	2.16	9.729	357	65.88	558
7.501 - 8.000	1	51,943	0.01	10.950	357	80.00	582
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Non-Zero Minimum: 3.800
Maximum: 8.000
Non-Zero Weighted Average: 6.124

10. Range of Minimum Mortgage Rates (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Minimum Mortgage Rates (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	842	123,619,633	23.11	7.769	347	75.97	625
5.001 - 5.500	8	1,977,742	0.37	5.500	356	72.86	635
5.501 - 6.000	27	6,864,986	1.28	5.842	356	80.08	646
6.001 - 6.500	84	21,661,210	4.05	6.347	356	75.07	642
6.501 - 7.000	159	33,738,033	6.31	6.828	357	77.60	636
7.001 - 7.500	213	39,372,306	7.36	7.304	357	80.19	629
7.501 - 8.000	404	72,974,874	13.64	7.804	357	81.27	626
8.001 - 8.500	323	49,695,030	9.29	8.299	357	80.40	607
8.501 - 9.000	429	72,098,158	13.48	8.794	357	82.58	601
9.001 - 9.500	281	40,066,371	7.49	9.279	357	84.07	594
9.501 - 10.000	283	40,833,548	7.63	9.772	357	84.18	589
10.001 -10.500	130	17,691,368	3.31	10.257	357	83.79	586
10.501 - 11.000	90	11,228,218	2.10	10.751	357	82.98	579
11.001 - 11.500	15	1,564,977	0.29	11.289	357	74.39	551
11.501 - 12.000	6	747,120	0.14	11.768	357	55.63	535
12.001 - 12.500	6	878,389	0.16	12.286	357	77.10	525
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Non-Zero Minimum: 5.500
Maximum: 12.500
Non-Zero Weighted Average: 8.344

11. Range of Maximum Mortgage Rates (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Range of Maximum Mortgage Rates (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	842	123,619,633	23.11	7.769	347	75.97	625
<= 12.500	8	1,977,742	0.37	5.500	356	72.86	635
12.501 - 13.000	28	6,964,649	1.30	5.858	356	80.08	646
13.001 - 13.500	85	21,777,748	4.07	6.352	356	75.15	642
13.501 - 14.000	162	34,380,116	6.43	6.848	357	77.58	637
14.001 - 14.500	216	39,740,318	7.43	7.314	357	80.27	629
14.501 - 15.000	401	72,384,762	13.53	7.807	357	81.35	625
15.001 - 15.500	320	49,420,649	9.24	8.304	357	80.33	606
15.501 - 16.000	434	72,753,738	13.60	8.806	357	82.55	601
16.001 - 16.500	285	41,007,982	7.66	9.304	357	84.28	595
16.501 - 17.000	277	40,026,333	7.48	9.770	357	84.22	589
17.001 - 17.500	125	16,539,587	3.09	10.265	357	83.25	583
17.501 - 18.000	90	11,228,218	2.10	10.751	357	82.98	579
18.001 - 18.500	16	1,701,325	0.32	11.362	357	74.44	548
18.501 - 19.000	6	747,120	0.14	11.768	357	55.63	535
19.001 - 19.500	5	742,041	0.14	12.302	357	77.49	528
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Non-Zero Minimum: 12.500
Maximum: 19.500
Non-Zero Weighted Average: 15.334

12. Initial Periodic Cap (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Initial Periodic Cap (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	842	123,619,633	23.11	7.769	347	75.97	625
1	20	3,302,180	0.62	9.212	356	85.25	621
1.5	2,438	408,090,148	76.28	8.337	357	81.21	611
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.496

13. Subsequent Periodic Cap (%)

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Subsequent Periodic Cap (%)	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	842	123,619,633	23.11	7.769	347	75.97	625
1	20	3,302,180	0.62	9.212	356	85.25	621
1.5	2,438	408,090,148	76.28	8.337	357	81.21	611
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Non-Zero Minimum: 1.000
Maximum: 1.500
Non-Zero Weighted Average: 1.496

14. Months to Next Rate Adjustment

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Months to Next Rate Adjustment	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Fixed Rate Loans	842	123,619,633	23.11	7.769	347	75.97	625
17	1	96,349	0.02	9.200	353	80.00	595
18	15	2,763,778	0.52	8.207	354	83.49	625
19	33	5,434,506	1.02	8.351	355	79.17	593
20	253	41,893,564	7.83	8.471	356	82.01	607
21	1,649	276,311,115	51.65	8.486	357	80.12	607
22	18	3,027,563	0.57	8.621	358	85.69	616
28	1	194,840	0.04	7.625	352	80.00	675
29	12	1,830,403	0.34	7.487	353	86.31	632
30	28	4,760,574	0.89	7.774	354	84.21	619
31	92	16,507,561	3.09	7.148	355	85.53	620
32	166	27,883,407	5.21	7.670	356	85.03	627
33	190	30,688,669	5.74	8.271	357	83.46	632
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Non-Zero Minimum: 17
Maximum: 33
Non-Zero Weighted Average: 23

15. Geographic Distribution of Mortgaged Properties

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Geographic Distribution of Mortgaged Properties	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
California	667	165,177,355	30.87	7.736	355	73.22	615
Florida	345	53,684,493	10.03	8.411	354	79.25	614
Texas	276	27,338,334	5.11	8.521	347	82.65	610
New York	108	25,025,334	4.68	7.921	356	82.52	624
Illinois	123	19,005,163	3.55	8.342	355	85.58	616
Arizona	115	18,892,593	3.53	8.119	356	81.43	619
Ohio	157	15,811,492	2.96	8.833	355	88.76	617
Michigan	137	14,531,033	2.72	8.752	357	85.99	607
New Jersey	67	14,075,193	2.63	8.375	353	81.44	612
Pennsylvania	112	12,139,318	2.27	8.517	353	85.98	623
Georgia	91	11,756,287	2.20	8.528	356	85.55	608
Maryland	49	10,357,339	1.94	8.366	354	80.08	601
Nevada	47	9,611,720	1.80	8.220	357	81.97	632
Minnesota	48	9,051,905	1.69	7.799	356	85.49	645
Massachusetts	38	8,180,542	1.53	8.574	356	83.67	640
Other	920	120,373,860	22.50	8.522	354	83.49	608
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Number of States/District of Columbia Represented: 50

16. Occupancy

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Occupancy	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Primary	2,749	450,387,089	84.18	8.066	354	79.23	608
Investment	451	66,852,199	12.50	9.108	355	84.47	640
Second Home	100	17,772,673	3.32	8.515	357	83.34	666
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614

17. Property Type

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Property Type	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Single Family Residence	2,621	410,487,550	76.72	8.183	354	79.68	610
Planned Unit Development	303	52,131,705	9.74	8.287	356	82.10	618
2-4 Family	185	41,112,314	7.68	8.394	353	80.72	643
Condo	191	31,280,392	5.85	8.206	356	80.14	630
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614

18. Loan Purpose

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Loan Purpose	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Refinance - Cashout	1,834	339,796,317	63.51	8.085	354	77.63	607
Purchase	1,182	148,836,361	27.82	8.579	356	84.46	631
Refinance - Rate Term	284	46,379,283	8.67	7.956	353	83.28	616
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614

19. Documentation Level

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Documentation Level	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
Full	1,950	302,860,103	56.61	7.798	354	80.85	610
Stated Documentation	1,301	223,148,493	41.71	8.801	355	78.89	619
Limited	49	9,003,365	1.68	7.484	357	80.27	619
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614

20. Credit Score

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Credit Score	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
500 - 524	203	30,014,596	5.61	9.432	356	73.17	512
525 - 549	233	32,469,238	6.07	9.048	356	74.65	538
550 - 574	440	67,776,344	12.67	8.835	354	78.24	562
575 - 599	549	85,500,303	15.98	8.346	355	79.24	587
600 - 624	616	100,699,330	18.82	7.938	354	81.18	612
625 - 649	508	84,789,025	15.85	7.828	354	81.93	637
650 - 674	370	64,081,952	11.98	7.742	353	82.26	661
675 - 699	190	35,199,835	6.58	7.819	356	82.54	685
700 - 724	78	13,620,464	2.55	7.793	353	81.55	710
725 - 749	59	10,647,770	1.99	7.906	357	83.17	734
750 - 774	39	7,545,482	1.41	7.787	357	82.11	762
775 - 799	12	1,850,375	0.35	7.186	357	71.31	783
800 +	3	817,247	0.15	8.439	357	83.85	808
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Non-Zero Minimum: 500
Maximum: 813
Non-Zero Weighted Average: 614

21. Prepayment Penalty Term

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Prepayment Penalty Term	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
0	778	118,290,889	22.11	8.801	354	83.18	614
12	128	31,034,454	5.80	8.220	357	81.75	628
24	1,494	247,634,813	46.29	8.260	357	79.39	605
36	900	138,051,805	25.80	7.615	351	78.06	627
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614
Non-Zero Minimum: 12
Maximum: 36
Non-Zero Weighted Average: 27

22. Lien Position

% of
Mortgage
Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
Lien	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Position	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
1st Lien	3,300	535,011,961	100.00	8.211	355	80.02	614
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614

23. Interest Only Term

			% of
			Mortgage
			Pool by
		Aggregate	Aggregate	Weighted	Weighted	Weighted
	Number	Cut-off	Cut-off	Average	Average	Average	Weighted
	of	Date	Date	Gross	Remaining	Combined	Average
	Mortgage	Principal	Principal	Interest	Term	Original	FICO
Interest Only Term	Loans	Balance ($)	Balance	Rate (%)	(months)	LTV	Score
0	2,951	452,062,400	84.50	8.366	354	79.87	610
60	349	82,949,561	15.50	7.364	356	80.83	640
Total:	3,300	535,011,961	100.00	8.211	355	80.02	614

This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading or other non-research personnel. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.

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